UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2021

Protective Insurance Corporation
(Exact Name of Registrant as Specified in Its Charter)

0-05534
(Commission File Number)

Indiana	35-0160330
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, STE 500
Carmel, Indiana 46032
(Address of principal executive offices, including zip code)

(317) 636-9800
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Merger Agreement

On February 14, 2021, Protective Insurance Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Progressive Corporation, an Ohio corporation (“Parent”), and Carnation Merger Sub Inc., an Indiana corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned indirect subsidiary of Parent. Capitalized terms not otherwise defined having the meaning set forth in the Merger Agreement.

The board of directors of the Company (the “Board of Directors”), at the unanimous recommendation of the special committee of the Board of Directors, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders, and approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby.  The Merger is expected to occur prior to the end of the third quarter of 2021.

At the effective time of the Merger, each issued and outstanding share of common stock, without par value, of the Company (“Company Common Share”) will be automatically canceled and converted into the right to receive $23.30 in cash, without interest (the “Merger Consideration”) (other than each share of Company common stock that is owned by the Company as treasury stock or by any subsidiary of the Company and each share of Company common stock owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the effective time of the Merger, which will be canceled and cease to exist and no payment will be made with respect thereto).

At the Effective Time, except as otherwise mutually agreed between Parent and a holder of a restricted Company Common Share (“Company RSA”), the restrictions on each outstanding restricted Company RSA will lapse and each such Company RSA will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Company Common Shares subject to the Company RSA, multiplied by (ii) the Merger Consideration, plus any cash dividends or cash dividend equivalents accrued on such Company RSA.

The Merger Agreement contains various customary representations and warranties from each of the Company, Parent and Merger Sub.  The Company has also agreed to various customary covenants, including but not limited to conducting its business in the ordinary course and not engaging in certain types of transactions during the period between the execution of the Merger Agreement and the closing of the Merger.  However, the Merger Agreement permits the Company to continue to pay regular quarterly dividends not to exceed $0.10 per share of Company common stock.

The Merger Agreement contains a “no-shop” provision pursuant to which the Company is prohibited from soliciting, discussing or negotiating alternative acquisition proposals from third parties, subject to certain customary exceptions to permit the Board of Directors to comply with its fiduciary duties under Indiana Law.  If the Board of Directors determines that the failure to do so would be inconsistent with its fiduciary duties under Indiana law, the Board of Directors has the ability to change its recommendation to the shareholders of the Company to vote in favor of the Merger (i) in respect of an alternative acquisition proposal that constitutes a Superior Proposal or (ii) in the event that there are material developments with respect to the Company not known to or not reasonably foreseeable by the Board of Directors prior to the execution of the Merger Agreement (“Change in Circumstance”).  In addition, prior to the meeting of the holders of the Company’s Class A shares to consider resolutions to approve the Merger Agreement and the Merger (the “Company Shareholders Meeting”), the Board of Directors may terminate the Merger Agreement in order to enter into a definitive written agreement to effect an alternative acquisition proposal that constitutes a Superior Proposal if the Board of Directors determines that the failure to do so would be inconsistent with its fiduciary duties under Indiana law and complies with certain requirements that provide notice to Parent of such determination and provide Parent with the opportunity to revise the terms of the Merger Agreement so that such alternative acquisition proposal is no longer a Superior Proposal.

The Merger Agreement also contains certain other termination rights.  Prior to the Company Shareholders Meeting, Parent may terminate the Merger Agreement in the event of a change in the recommendation of the Board of Directors or the Company’s willful breach of its “no-shop” obligations.  Either party may terminate the Merger Agreement if (i) the Merger is not consummated by November 14, 2021 (the “Outside Termination Date”), (ii) if the approval by a majority of the Company’s outstanding Class A shares (the “Company Required Vote”) is not obtained at the Company Shareholders Meeting, (iii) if the other party breaches (subject to a 45-day cure period) its representations, warranties or covenants and such breach would result in the failure to satisfy the conditions to closing related to representations, warranties or covenants or (iv) if a governmental authority issues a final and non-appealable order, or a law is in effect, that permanently prevents or prohibits the Merger.  The Outside Termination Date may be extended to February 14, 2022 if the conditions related to regulatory filings are the only conditions not satisfied or waived.

Under limited circumstances, the Company would be required to pay a termination fee of $13,335,000 (the “Termination Fee”) to Parent.  The Company has agreed to pay the Termination Fee if (i) the Company terminates the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal, (ii) Parent terminates the Merger Agreement in the event of a change in the recommendation of the Board of Directors to Company shareholders to vote in favor of the Merger, (iii) Parent terminates the Merger Agreement due to a breach by the Company of any representation, warranty, covenant or agreement that would cause a failure of a condition to closing, prior to such breach there was a pending alternative acquisition proposal from a third party, and within twelve months of termination such alternative acquisition proposal is consummated or the Company enters into a definitive written agreement to effect such alternative acquisition proposal that is ultimately consummated, (iv) Parent or the Company terminates the Merger Agreement in the event the Company Required Vote is not obtained at the Company Shareholders Meeting, prior to the Company Shareholders Meeting there was a pending public alternative acquisition proposal from a third party, and within twelve months of termination the Company enters into a definitive written agreement to effect such alternative acquisition proposal that is ultimately consummated or (v) Parent or the Company terminated the Merger Agreement in the event the Merger is not consummated prior to the Outside Termination Date, prior to the Outside Termination Date there was a pending public alternative acquisition proposal from a third party, and within twelve months of termination the Company enters into a definitive written agreement to effect such alternative acquisition proposal that is ultimately consummated.  In no event will the Company be required to pay the Termination Fee described above on more than one occasion.

Consummation of the Merger is subject to certain conditions, including approval by the Company’s Class A shareholders of the Merger.  Certain further conditions include (i) the receipt of required regulatory approvals, including from the Indiana Department of Insurance and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law, injunction or order preventing or prohibiting the consummation of the Merger, (iii) the accuracy of representations and warranties subject to applicable materiality standards, (iv) compliance with all covenants under the Merger Agreement and (v) the absence of a Material Adverse Effect.  The Company and Parent make customary covenants to use their respective reasonable best efforts (subject to certain limitations) to take all actions necessary to cause the conditions to closing to be satisfied as promptly as practicable, including using their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals, without the imposition of a burdensome condition.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The representations, warranties and covenants of the Company, Parent and Merger Sub contained in the Merger Agreement have been made solely for the benefit of the parties thereto.  In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”) and (ii) confidential disclosures made in the disclosure schedules delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Parent, Merger Sub or their respective businesses.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

On February 14, 2021, the Company entered into a Voting and Support Agreement (the “Voting Agreement”) with Parent and certain Company shareholders. The Voting Agreement requires that the Company shareholders party thereto (i) appear at the Company Shareholders Meeting or otherwise cause their Company Shares to be counted as present thereat for purposes of calculating a quorum, (ii) vote their shares in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby and any action reasonably requested by Parent or the Board of Directors in furtherance of the foregoing (provided, that if the Board of Directors changes its recommendation with respect to the Merger, any Class A Shares owned by such shareholders in excess of approximately 35% of the outstanding Class A Shares will be voted in the same proportion as those Class A Shares voted by the holders of the Company’s Class A Shares that are not party to the Voting Agreement), (iii) against any action or agreement that would result in a material breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement and (iii) against any takeover proposal or superior proposal.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.
On February 16, 2021, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

In connection with entering into the Merger Agreement and the Voting Agreement, the Company agreed to reimburse those shareholders party to the Voting Agreement for certain reimbursement obligations required to be paid by such shareholders to certain third parties up to $750,000.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Merger, dated as of February 14, 2021, by and among Protective Insurance Corporation, The Progressive Corporation and Carnation Merger Sub Inc.
10.1	Voting and Support Agreement, dated as of February 14, 2021, by and among Protective Insurance Corporation, The Progressive Corporation and the Company shareholders listed therein.
99.1	Joint Press Release Issued by Protective Insurance Corporation and The Progressive Corporation, dated February 16, 2021.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements
Some of the statements in this Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to future events and financial performance and Protective may make related oral, forward-looking statements on or following the date hereof. All statements in this Current Report on Form 8-K not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Such statements may include forward-looking statements both with respect to us in general and the insurance sector specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition by Parent (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this Current Report on Form 8-K for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
The proposed transaction is subject to risks and uncertainties, including: (A) that Protective and Parent may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain the Protective shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from Protective’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Protective’s relationships with its clients, operating results and business generally; (G) the outcome of any legal proceedings to the extent initiated against Protective, Parent or others following the announcement of the proposed transaction and (H) the effects of the COVID-19 pandemic and associated government actions on Protective’s operations and financial performance, as well as Protective’s and Parent’s management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Any forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Transaction and Where to Find It
 In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction.  This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that the Company may file with the SEC.  INVESTORS IN AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH OR FURNISHED TO OR WILL BE FILED WITH OR WILL BE FURNISHED TO WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and shareholders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company. The Company also will provide a copy of these materials without charge on its website at www.protectiveinsurance.com.
Participants in the Solicitation

The Company and its Board of Directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction.  Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s 2020 annual proxy statement filed with the SEC on April 6, 2020.  A more complete description will be available in the proxy statement on Schedule 14A to be filed regarding the proposed transaction.  You may obtain free copies of these documents as described in the preceding paragraph filed with or furnished to the SEC.  All such documents, when filed or furnished, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to the investor relations department of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE INSURANCE CORPORATION

February 16, 2021	By:	/s/ Jeremy D. Edgecliffe-Johnson
Jeremy D. Edgecliffe-Johnson,
Chief Executive Officer